Exhibit 4.11


                            SUBSCRIPTION AGREEMENT


To:        Cedara Software Corp.

         The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase from Cedara Software Corp. (the "Company") on the terms and conditions set forth in this subscription agreement that number of common shares (the "Shares") of the Company set forth below under the heading "Subscription Particulars". This subscription is in lieu of cash fees payable by the Company to the Purchaser in the amount of US$375,000 or US$1.40625 per Share.

1.       Conditions of Purchase

         The Purchaser acknowledges that the Company's obligation to sell the Shares to the Purchaser is subject to, among other things, the conditions that:

         (a) the Purchaser executes and returns to the Company all documents required by applicable securities legislation and The Toronto Stock Exchange for delivery on behalf of the Purchaser;

         (b) all necessary regulatory approvals being obtained by the Company prior to the Closing;

         (c) the sale of the Shares is exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Shares or the Company shall have received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

         (d) the representations and warranties of the Purchaser remain true and correct as at the Closing.

2.       Delivery

         The Purchaser agrees that the following shall be delivered to the Company prior to the Closing:

         (a) one completed and duly signed copy of this subscription agreement;

         (b) all other documentation as may be required by applicable securities legislation and The Toronto Stock Exchange, including a duly completed Private Placement Questionnaire and Undertaking in the form annexed hereto as Schedule "A"; and

         (c) a full and final release in respect of all fees and disbursements owing to the Purchaser in the form annexed hereto as Schedule "B".

         Delivery by the Company of the certificates representing the Shares shall be completed at a closing (the "Closing") to be held at such time and place as may be mutually agreed upon by the Company and the Purchaser, provided that the Closing is held no later than on the day mandated by The Toronto Stock Exchange for the closing of the offering.

3.       Purchaser's Acknowledgements

         The Purchaser acknowledges that:

         (a) the sale and delivery of the Shares to the Purchaser is conditional upon such sale being exempt from the prospectus filing requirements of any applicable statute relating to the sale of the Shares or upon the issuance of such orders, rulings, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

         (b) the Company will be required to disclose to applicable securities regulatory authorities the identity of the Purchaser;

         (c) the Shares will be subject to resale restrictions under applicable securities legislation, rules, regulations and policies and the Purchaser will comply with all relevant securities legislation, rules, regulations and policies concerning any resale of the Shares and will consult with its legal advisers or counsel to the Company with respect to complying with all restrictions applying to any such resale;

         (d) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Shares;

         (e) the purchase of the Shares has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Shares is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (f) the Shares are being offered for sale only on a "private placement" basis;

         (g) upon the issuance of the Shares, the certificates representing the Shares shall bear the following legend until the expiration of the applicable hold period:

                  "Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert the date that is four months and a day after the distribution date]."; and

         (h) the representations, warranties and covenants contained in this subscription agreement are made by it with the intent that they may be relied upon by the Company in determining its eligibility to purchase the Shares. The Purchaser further agrees that by accepting the Shares the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing with the same force and effect as if they had been made by the Purchaser at the Closing and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Shares.

4.       Purchaser's Representations and Warranties

         The Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing and continue in full force and effect) that:

         (a) the Purchaser was offered the Shares in, and is resident in, the Province of Ontario and intends that the securities laws of the Province of Ontario govern the Purchaser's subscription;

         (b) the Purchaser is an "accredited investor" within the meaning of Rule 45-501 promulgated under the Securities Act (Ontario) and has completed the certificate set forth in Schedule "C";

         (c) the Purchaser acknowledges that in addition to compliance with the restrictions on resale applicable under applicable securities legislation to which the Shares may be subject, the Purchaser is required to file with the Ontario Securities Commission, within 10 days of the initial trade (other than a trade exempted from the prospectus requirements) in any of the Shares, a report in Form 45-501F2 (along with the accompanying fee);

         (d) the Purchaser will execute and deliver all documentation as may be required by applicable securities legislation, rules, regulations and policies to permit the purchase of the Shares on the terms herein set forth;

         (e) this agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Purchaser subject to:

                  (i) any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally; and

                  (ii) general principles of equity, including that the granting of equitable remedies is within the discretion of a court of competent jurisdiction.

5.       Right of Action and Waiver

         The Purchaser hereby waives and releases the Company from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled under applicable securities legislation, rules, regulations and policies.

6.       Governing Law

         This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this agreement.

7.       Assignment

         This agreement is not transferable or assignable by the parties hereto.

8.       Entire Agreement

         This agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein.

9.       Successors and Assigns

         This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.      Currency

         Except where otherwise expressly provided, all amounts in this agreement are stated and shall be paid in United States currency.

11.      Time of Essence

         Time shall be of the essence of this agreement.

12.      Headings

         The headings contained herein are for convenience only and shall not affect the meaning or interpretation of this agreement.

13.      Subscription Particulars

         (a) The Purchaser hereby agrees to purchase Shares as set forth below:

                  Number of Shares:          266,666 Shares
                  Name of Purchaser:         CIBC World Markets Inc.
                  Street Address:            BCE Place, P.O. Box 500,
                                             161 Bay Street, Canada Trust
                                             Tower, 6th Floor
                  City and Province:         Toronto, Ontario
                  Postal Code:               M5J 2S8
                  Contact:                   Robert J. Richardson
                  Alternate Contact:         Drew Hickey
                  Phone No.:                 (416) 304-2788
                  Fax No.:                   (416) 304-4573

         (b) Registration of the certificates representing the Shares should be made as follows (if space is insufficient, attach a list):

                  Name:                       GundyCo, c/o CIBC World
                                                Markets Inc.
                  Registration Address:       161 Bay Street
                  City and Province:          Toronto, Ontario
                  Postal Code:                M5J 2S8
                  Registration Phone No.:     (416) 304-2788

         (c) The certificates representing the Shares are to be delivered as follows (if different from the address(es) set forth in section (a) above):

                     Name: Same as above

                     Address: _________________________________________________

                     City and Province: _______________________________________

                     Postal Code: _____________________________________________

                     Telephone/Contact: _______________________________________

14.      Signature of Purchaser

         Signature of Purchaser.

         CIBC World Markets Inc.
         ----------------------------------------------------------------------
         (Full Name of Purchaser - please print)

         /s/ ROBERT J. RICHARDSON
         --------------------------
         (Authorized Signature)

         ROBERT J. RICHARDSON, VICE-PRESIDENT, GROUP HEAD, LEGAL
         -------------------------------------------------------
         (Name and Official Capacity - please print)


15.      Confirmation and Acceptance

         This agreement is confirmed and accepted as to 266,666 Shares by the Company.

DATED as of the 26th day of February, 2002

                                            CEDARA SOFTWARE CORP.


                                            By: /s/ FRASER SINCLAIR
                                                ------------------------
                                                Name:  FRASER SINCLAIR
                                                Title: CFO AND CORPORATE
                                                SECRETARY

                                 SCHEDULE "A"

                          THE TORONTO STOCK EXCHANGE

                PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

         To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                 QUESTIONNAIRE

1.       DESCRIPTION OF TRANSACTION

         (a)      Name of Issuer of the Securities

                  Cedara Software Corp. (the "Company")

         (b)      Number and Class of Securities to be Purchased

                  266,666 common shares (the "Shares")

         (c) Purchase Price: The subscription is in lieu of cash fees payable by the Company to the Purchaser in the amount of US$375,000 or US$1.40625 per Share

         (d)      Penalty

                  None

2.       DETAILS OF PURCHASER

         (a)      Name of Purchaser _____________________________________

         (b)      Address of Purchaser ___________________________________

                                       ___________________________________

                                       ___________________________________

         (c) Names and addresses of persons having a greater than 10% beneficial interest in the Purchaser

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

3.       RELATIONSHIP TO ISSUER

         (a) Is the Purchaser, or any person named in response to 2(c) above, an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser qualifies as an insider

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

         (b) If the answer to (a) is "no", are the Purchaser and the issuer controlled by the same person or company? If so, give details

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

4.       DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

         Give details of all trading by the Purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof

                  ____________________________________________

                                  UNDERTAKING

TO:      The Toronto Stock Exchange

         The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking. The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction described herein or for such period as is prescribed by applicable securities laws, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT _______________________             __________________________________
                                             (Name of Purchaser - please print)


this ____ day of ____________, 2002          __________________________________
                                             (Authorized Signature)


                                             __________________________________
                                             (Official Capacity - please print)


(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

                                 SCHEDULE "B"


                                    RELEASE

To:  Cedara Software Corp.

The undersigned hereby releases and forever discharges Cedara Software Corp. and its directors, officers, agents, employees, shareholders, representatives and affiliates of and from all actions, causes of action, suits, duties, debts, accounts, bonds, covenants, contracts, claims and demands whatsoever that the undersigned, now has or hereafter can, shall or may have for or by reason of or in any way arising out of (directly or indirectly) any cause, matter or thing whatsoever with respect to or in connection with the payment of any or all fees and disbursements owed to the undersigned pursuant to the engagement agreement dated July 25, 2001 between the undersigned and Cedara Software Corp.

DATED as of the _________ day of February, 2002

                                               CIBC WORLD MARKETS INC.


                                               By:
                                                   -------------------------
                                                   Name:
                                                   Title:

                                 SCHEDULE "C"


                                  CERTIFICATE


         The undersigned (the "Purchaser") hereby represents, covenants and certifies to Cedara Software Corp. (the "Company") that the Purchaser is purchasing the securities of the Company as principal, is resident in or is subject to the laws of the Province of Ontario and is an "accredited investor" (as that phrase is defined in Rule 45-501 promulgated under the Securities Act (Ontario)) by virtue of satisfying the indicated criterion on Appendix "1" hereto.

Dated at __________ this ____ day of __________, 2002.

                                               CIBC WORLD MARKETS INC.


                                               By:
                                                  ----------------------------
                                               Name:
                                               Title:

                                 APPENDIX "1"

 (Words in bold have the meanings set forth at the end of this Appendix "1".)

The Purchaser hereby certifies to the Company that the Purchaser is: [Please check the appropriate box.]

     |_|      (a)        a bank listed in Schedule I or II of the Bank Act
                         (Canada), or an authorized foreign bank listed in
                         Schedule III of the Bank Act (Canada);

     |_|      (b)        the Business Development Bank incorporated under the
                         Business Development Bank Act (Canada);

     |_|      (c)        a loan corporation or trust corporation registered
                         under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

     |_|      (d)        a co-operative credit society, credit union central,
                         federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations
                         Act (Canada), in each case, located in Canada;

     |_|      (e)        a company licensed to do business as an insurance
                         company in any jurisdiction;

     |_|      (f)        a subsidiary of any company referred to in paragraph
                         (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

     |_|      (g)        a person or company registered under the Securities
                         Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

     |_|      (h)        the government of Canada or of any jurisdiction, or
                         any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

     |_|      (i)        a Canadian municipality or any Canadian provincial or
                         territorial capital city;

     |_|      (j)        a national, federal, state, provincial, territorial
                         or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

     |_|      (k)        a pension fund that is regulated by either the Office
                         of the Superintendent of Financial Institutions
                         (Canada) or a provincial pension commission or similar regulatory authority;

     |_|      (l)        a registered charity under the Income Tax Act
                         (Canada);

     |_|      (m)        an individual who beneficially owns, or who together
                         with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds
                         C$1,000,000;

     |_|      (n)        an individual whose net income before taxes exceeded
                         C$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

     |_|      (o)        an individual who has been granted registration under
                         the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

     |_|      (p)        a promoter of the Company or an affiliated entity of
                         a promoter of the Company;

     |_|      (q)        a spouse, parent, grandparent or child of an officer,
                         director or promoter of the Company;

     |_|      (r)        a person or company that, in relation to the Company,
                         is an affiliated entity or a person or company referred to clause (c) of the definition of distribution in subsection 1(1) of the Securities Act
                         (Ontario) (Control Person);

     |_|      (s)        a company, limited partnership, limited liability
                         partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that has net assets of at least C$5,000,000 as reflected in its most recently prepared financial statements;

     |_|      (t)        a person or company that is recognized by the
                         Commission as an accredited investor; [Note: A discretionary order is required from the Ontario
                         Securities Commission]

     |_|      (u)        a mutual fund or non-redeemable investment fund that,
                         in Ontario, distributes its securities only to persons or companies that are accredited investors;

     |_|      (v)        a mutual fund or non-redeemable investment fund that,
                         in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

     |_|      (w)        a managed account if it is acquiring a security that
                         is not a security of a mutual fund or non-redeemable investment fund;

     |_|      (x)        an account that is fully managed by a trust
                         corporation registered under the Loan and Trust
                         Corporations Act (Ontario);

     |_|      (y)        an entity organized outside of Canada that is
                         analogous to any of the entities referred to in paragraph (a) through (g) and paragraph (k) in form and function; or

     |_|      (z)        a person or company in respect of which all of the
                         owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof:

"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

"control person" means any person, company or combination of persons or companies holding a sufficient number of any securities of the Company to affect materially the control of the Company, but any holding of any persons, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of the Company, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the Company.

"director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.

"entity" means a company, syndicate, partnership, trust or unincorporated organization.

"financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

"managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction.

"mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund of trust account, of the issuer of the securities.

"non-redeemable investment fund" means an issuer

         (aa) whose primary purpose is to invest money provided by its securityholders;

         (bb) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

         (cc)     that is not a mutual fund.

"officer" means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the Company.

"person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

"portfolio adviser" means

         (dd)     a portfolio manager; or

         (ee) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection.

"promoter" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Company, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the Company, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the Company or 10 per cent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

"spouse" in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

Affiliated Entities, Control and Subsidiaries

5. A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

6. A person or company is considered to be controlled by a person or company if

         (a)      in the case of a person or company,

                  (i) voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

                  (ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

         (b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

         (c) in the case of a limited partnership, the general partner is the second-mentioned person or company.

7. A person or company is considered to be a subsidiary entity of another person or company if

         (a)      it is controlled by,

                  (i)      that other, or

                  (ii) that other and one or more persons or companies each of which is controlled by that other, or

                  (iii) two or more persons or companies, each of which is controlled by that other; or

         (b) it is a subsidiary entity of a person or company that is the other's subsidiary entity.